Exhibit 99.5

PROXYMED, INC.

2555 DAVIE ROAD, SUITE 110B
FT. LAUDERDALE, FLORIDA 33317
(954) 473-1001

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON MARCH 1, 2004

SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF PROXYMED, INC.

     The undersigned hereby appoints Michael K. Hoover and Gregory J. Eisenhauer, and each of them, as proxies of the undersigned, with the full power to appoint substitutions, to vote all shares of common stock and/or series C preferred stock which the undersigned is entited to vote at the Special Meeting of Shareholders of ProxyMed, Inc. to be held on Monday, March 1, 2004, at 10:00 a.m., local time, at the Company’s corporate offices located at 2555 Davie Road, Suite 110B, Fort Lauderdale, Florida 33317, or any adjournment or postponment thereof, with the same effect as if the undersigned was personally present, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card.

     Unless contrary instructions are indicated, this Proxy will be voted for approval of each proposal listed below. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

(1)	APPROVE THE ISSUANCE OF SHARES OF PROXYMED COMMON STOCK TO PLANVISTA STOCKHOLDERS PURSUANT TO THE AGREEMENT AND PLAN OF MERGER, DATED DECEMBER 5, 2003, BY AND AMONG PROXYMED, PLANET ACQUISITION CORP., AND PLANVISTA.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	APPROVE THE ISSUANCE OF SHARES OF PROXYMED COMMON STOCK IN CONNECTION WITH THE PRIVATE EQUITY OFFERING BEING COMPLETED BY PROXYMED IN CONNECTION WITH THE MERGER.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(3)	APPROVE AND ADOPT AN AMENDMENT TO PROXYMED’S ARTICLES OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF PROXYMED COMMON STOCK FROM 13,333,333 1/3 SHARES TO 30 MILLION SHARES.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(4)	APPROVE AND ADOPT AN AMENDMENT TO PROXYMED’S 2002 STOCK OPTION PLAN TO INCREASE THE TOTAL NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER SUCH PLAN FROM 600,000 TO 1,350,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated:

Signature

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their titles.)

Please sign, date and promptly return this Proxy in the enclosed envelope.